Exhibit 99.1

                            [LOGO] PBG NEWS RELEASE


CONTACT:     Public Relations                         Investor Relations
-------      Kelly McAndrew                           Mary Winn Settino
             (914) 767-7690                           (914) 767-7216

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                 THE PEPSI BOTTLING GROUP ANNOUNCES NON-BINDING

                        AGREEMENT TO ACQUIRE PEPSI-GEMEX


     SOMERS, N.Y., May 7, 2002 - The Pepsi Bottling Group, Inc., (NYSE: PBG) announced today that it has reached a non-binding agreement with the two principal shareholders of Mexican bottler Pepsi-Gemex, S.A. de C.V. (NYSE: GEM;
BMV: PEPSIGX) regarding the possible acquisition of all of the outstanding shares of the company. Pepsi-Gemex, headquartered in Mexico City, is the second largest bottler of Pepsi-Cola beverages outside of the United States and owns Mexico's largest purified water company, Electropura.

     It is expected that if a transaction occurs, it will be in the form of cash tender offers in the United States and Mexico. However, PBG stated that it can provide no assurance with respect to the timing, value or determination to proceed with any transaction.

     "We are very pleased to have reached this stage in our discussions," said John T. Cahill, Chief Executive Officer of PBG. "The Pepsi brands hold a strong market share position in Mexico and the Electropura water brand is the market leader. We look forward to assessing this business further to determine if a transaction can be completed."

     The gross enterprise value of Pepsi-Gemex as determined by the parties is
11.903 billion Mexican pesos. PBG will value the outstanding equity of Pepsi-Gemex at the gross enterprise value noted above reduced by Pepsi-Gemex's expected net debt level including any declared but unpaid dividends, any shortfalls from normalized working capital levels, identified due diligence liabilities, and items outside the ordinary course of business.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Any tender offer will be made through an offer to purchase and a related letter of transmittal. Shareholders of Pepsi-Gemex should read these documents if and when they become available because they will contain important information. If a tender offer is made, shareholders will be able to obtain copies of the tender offer statement and other documents filed with the U.S. Securities and Exchange Commission for free from The Pepsi Bottling Group, as well as from the Commission's website, www.sec.gov, after they have been filed.

     Any transaction would be subject to the satisfactory completion of a comprehensive due diligence review of Pepsi-Gemex's operations and to regulatory approval in both the U.S. and Mexico. The parties hope to complete a comprehensive due diligence review by mid-July. The terms of the non-binding agreement are reflected in a term sheet, which is included with PBG's Form 8-K filed with the U.S. Securities and Exchange Commission on May 7, 2002.

     The Pepsi Bottling Group, Inc. is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages, with operations in the U.S., Canada, Greece, Russia, Spain and Turkey. To receive press releases by e-mail, please visit http://www.pbg.com.

                                      # # #

          Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 29, 2001.